UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2012

WEST BANCORPORATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (515) 222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 27, 2012, West Bancorporation, Inc. (the “Company”) released its preliminary earnings for the fourth quarter and year of 2011 and contemporaneously furnished to the Securities and Exchange Commission these financial results on a Current Report on Form 8-K. A conference call was held at 2:00 p.m. Central Time that afternoon to discuss the results. During the conference call, it was stated that nonperforming assets had declined during the quarter to $18.7 million as of December 31, 2011. On February 2, 2012, the Company was notified that the borrower on a $4.2 million loan classified as “substandard” would not be able to make its upcoming payments. Based on this information, the Company decided the loan should be reclassified as nonaccrual. The change in classification is being made retroactively to December 31, 2011. Therefore, in its final audited financial reports for 2011, the Company will report nonperforming assets totaling $22.9 million as of December 31, 2011. The reclassification of the $4.2 million loan will not affect the amounts of the previously reported provision or allowance for loan losses or net income for the quarter or year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

February 3, 2012	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer